EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

     We consent to the incorporation by reference in this Registration Statement of SCM Microsystems, Inc. on Form S-8 of our report dated February 22, 2002 (March 14, 2002 as to Note 17), appearing in the Annual Report on Form 10-K of SCM Microsystems, Inc. for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
October 16, 2002